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                                                            -------------------
                                                            FOR OFFICE USE ONLY
                          MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242
MUST BE TYPED                                               -------------------
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is EPL Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 22, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

/ /     No shares have been issued or Directors Elected - Action by
        Incorporators

/ /     No shares have been issued but Directors Elected - Action by Directors

/X/ Such amendment was adopted by the board of directors where shares have been issued.

/ / Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: See amendment attached.

If these amendments are to have a delayed effective date, please list that date:

N/A
--------------------------------------------------------
(Not to exceed ninety (90) days from the date of filing)


                                                EPL Technologies, Inc.



                                                By /s/ SHAWN J. COLLINS
                                                   ----------------------------


                                                   Its Secretary
                                                       ------------------------
                                                       Title
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               Certificate of Designation, Number, Voting Powers,
          Preferences and Rights of the Series of the Preferred Stock
                                       of
                             EPL TECHNOLOGIES, INC.
                                To be Designated
                      Series B Convertible Preferred Stock


         EPL Technologies, Inc., a Colorado corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by its Articles of Incorporation, and in accordance with the provisions of Section 7-108-101 of the Colorado Business Corporation Act ("CBCA"), certifies that the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 7-108-201 of the CBCA, duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of 531,915 shares as follows:

         RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 531,915 shares, to be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by
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the Articles of Incorporation, the powers, designations, preferences and relative, participating, option or other special rights of, and the qualifications, limitations or restrictions upon, the Series B Preferred Stock shall be as follows:





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         1.      Dividends

                 In each fiscal year of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, dividends at a rate of ten percent (10%) per annum, or $.47 per share, and no more, in cash or in stock, at the Corporation's discretion, (i. e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof ("Junior Shares") and pari passu with the Series A Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation pari passu with the Series B Preferred Stock.

                 Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series B Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

         2.      Liquidation, Dissolution or Winding Up

                 (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount





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equal to $4.70 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any other class of series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series B Preferred Stock shall rank on liquidation on a parity with the Series A Preferred Stock and the Common Stock shall constitute Junior Shares hereunder.

                 (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         3.      Voting

                 (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as required by law or





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by the provisions of its Amended and Restated Certificate of Incorporation, as
amended from time to time, holders of Series B Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Preferred Stock and the Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

                 (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any class or series of stock on a parity with the Series B Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

         4.  Optional Conversion   The holders of the Series B Preferred Stock
shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert   Each share of Series B
Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.70 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series B Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $4.70. Such initial





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Conversion Price, and the rates at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                 (b) Fractional Shares    No fractional shares of
Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                 (c) Mechanics of Conversion

                          (i)     In order for a holder of Series B Preferred
Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his, her, or its nominees, a certificate or certificates for the number of shares of Common





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Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                          (ii)    The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

                 (d) Issue of Securities Deemed Issue of Additional Shares of Common Stock

                          (i)     Adjustment for Merger or Reorganization, etc.
In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.





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                          (ii) No Impairment

                          The Corporation will not by amendment of its Restated
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                          (iii) Certificate as to Adjustments

                          Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

         (5)     Notice of Record Date  In the event:

                      (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;





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                    (iii)         of any reclassification of the Common Stock
                                  of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating

                      (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                      (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation to





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be signed by its Chief Executive Officer and attested by its Secretary this
23rd day of July, 1996





/s/ Paul L. Devine
-----------------------------------------------
Paul L. Devine
Chairman, President and Chief Executive Officer
EPL Technologies, Inc.





/s/ Shawn J. Collins
-----------------------------------------------
Shawn J. Collins
Secretary
EPL Technologies, Inc.





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